Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                 Date of Report August 27, 1997
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                     1-9874             94-2213782
(State of other            (Commission File        (IRS Employer
jurisdiction of                Number)         Identification No.)
incorporation)



 302 South 36th Street, Suite 400,                 Omaha, NE    68131
         (Address of principal executive offices)              Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500



                              N/A
 (Former name or former address, if changed since last report)
Item 5.  Other Events

     On August 27, 1997, the Registrant announced that CE Casecnan Water and Energy Company, Inc. ("CE Casecnan"), a Philippine subsidiary of the Registrant, has received a favorable summary judgment ruling in New York State Court against Korea First Bank. The judgment, which is subject to appeal by the bank, requires Korea First Bank to honor a $79,329,000 drawing by CE Casecnan on a $117,850,000 irrevocable standby letter of credit. The letter of credit had been issued as security for the obligations of Hanbo Engineering & Construction Co., Ltd. and Hanbo Corporation (collectively "Hanbo") under a turnkey engineering, procurement and construction contract for the Casecnan project which was terminated by CE Casecnan in May due to multiple defaults by Hanbo, including Hanbo's insolvency. A press release issued by CE Casecnan is attached hereto and incorporated herein by reference.



Item 7.  Financial Statements and Exhibits

     Exhibit 1 - Press Release dated August 27, 1997


                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CalEnergy Company, Inc.




                                    By: \s\ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary and
                                        Assistant General Counsel




Dated: August 27, 1997
Exhibit 1


FOR IMMEDIATE RELEASE


Craig M. Hammett - Vice President, Chief Financial Officer    402-341-4500
Jeffrey S. Laudin - Manager, Investor Relations               402-341-4500

          CE CASECNAN OBTAINS SUMMARY JUDGMENT AGAINST
            KOREA FIRST BANK ON LETTER OF CREDIT DRAW

     Manila, Philippines, August 27, 1997: CE Casecnan Water and Energy Company, Inc. ("CE Casecnan"), a 35% owned affiliate of CalEnergy Company, Inc. ("CalEnergy") (NYSE, PSE, and LSE Symbol:
CE) announced today that it has received a favorable summary judgment ruling in New York State Court against Korea First Bank. The judgment, which is subject to appeal by the bank, requires Korea First Bank to honor a $79,329,000 drawing by CE Casecnan on a $117,850,000 irrevocable standby letter of credit. The letter of credit had been issued as security for the obligations of Hanbo Engineering & Construction Co., Ltd. and Hanbo Corporation (collectively "Hanbo") under a turnkey engineering, procurement and construction contract for the Casecnan project which was terminated by CE Casecnan in May due to multiple defaults by Hanbo, including Hanbo's insolvency.

     Donald M. O'Shei, Jr., Chief Executive Officer of CE Casecnan, said: "We are pleased to have received this favorable court ruling requiring Korea First Bank to honor the draw made by CE Casecnan on the irrevocable, standby letter of credit issued by the bank to support Hanbo's obligations to CE Casecnan. While our replacement contractor has mobilized and is already proceeding with work on the important Casecnan project in the Philippines, the receipt of the letter of credit funds from Korea First Bank remains essential to the completion of the project and we will continue to press for Korea First Bank to honor its clear obligations under the letter of credit and make prompt payment. It is essential that international lending institutions honor their obligations under standby letters of credit and we believe it is virtually unprecedented that Korea First Bank has failed to comply with customary banking practices and failed to honor its letter of credit obligations to date. However, if Korea First Bank chooses to appeal this court ruling and thereby further delay CE Casecnan's receipt of the requested funds, we intend to pursue Hanbo and Korea First Bank for all additional damages arising out of such actions as well as their actions to date, including making such additional draws as may be required on the remaining balance of the letter of credit."

     CE Casecnan's proposed combined irrigation and 150MW capacity hydroelectric project is located on the island of Luzon in the Republic of the Philippines. The project will sell electricity and water to the Philippine National Irrigation
Administration.

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